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                       Supplement dated November 1, 2000
                      To Prospectus Dated November 1, 2000

As of November 1, 2000, the issuer, Telmark LLC, approved the following changes:

     Debentures due March 31, 2004: interest rate changed from 8.25% to 8.5%.

     Debentures originally due March 31, 2008: interest rate changed from 8.75% to 9.0%, and due date changed to March 31, 2009.

     For a complete description of the securities offered please refer to pages 14 through 18 of the Prospectus.